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                                                                    EXHIBIT 99.1

PRESS RELEASE

            PLANETCAD ANNOUNCES APPOINTMENT OF NEW PRESIDENT AND CEO

      Jim Bracking Brings Strong Track Record in High Technology Companies
                                  to PlanetCAD

BOULDER, Colo.--(BUSINESS WIRE)--Dec. 18, 2000--PlanetCAD Inc. (AMEX:PCD - news), the world's leading developer of Web-hosted engineering application services and interoperability solutions for the manufacturing supply chain, today announced the appointment of Mr. James Bracking as president and CEO.

The appointment of Mr. Bracking follows the completion by the company of the sale of its Component Software Division to Spatial Corp., an indirect, wholly owned subsidiary of Dassault Systemes (Nasdaq:DASTY - news), in November, and the subsequent focus by the Company on providing both the Web infrastructure and services for enhancing the value of engineering data throughout the manufacturing supply chain.

"Jim Bracking has established an extensive track record in the management and growth of high technology companies," said Richard Sowar, PlanetCAD's Chairman and chief technical officer. "With the significant changes at PlanetCAD over the past year, we view ourselves as a new company with the advantages of proven enterprise and Internet products, strong customer and partner relationships and significant funding for future growth. We believe this is the right time to appoint an executive with the strong operational background in entrepreneurial high technology companies that Jim possesses."

The Company also announced the resignation of R. Bruce Morgan as President and CEO effective immediately. Mr. Morgan will continue to provide consulting services to the Company for a transitional period.

"We are very appreciative of the many contributions Bruce has made to the Company over the past 3-1/2 years, and especially his work in building PlanetCAD," Sowar said. "He has helped position PlanetCAD as a significant player in the growing market for Web-based manufacturing supply chain solutions and as an infrastructure supplier for private enterprise exchanges. We appreciate his continuing commitment to the success of PlanetCAD."

About PlanetCAD Inc.

PlanetCAD develops and delivers Web-hosted and enterprise-based application services and e-commerce sites for streamlining engineering data interchange throughout the digital manufacturing supply chain. PlanetCAD's application services include: the PrescientQA(R) design-quality engineering software suite, which reduces costly design errors, accelerates time-to-market and improves the product development process; 3Dshare.com(TM) (www.3dshare.com), which provides online translation and repair of 3D CAD models to streamline the flow of engineering data between organizations regardless of installed CAD systems; Bits2PARTS(TM) (www.bits2parts.com), an e-commerce service that streamlines the communication and data transmission process between manufacturers and rapid prototyping service bureaus across the Web; and IntraVISION(R), which enables viewing, markup, measuring and converting of more than 300 CAD file formats over the Internet without downloading.

PlanetCAD is headquartered in Boulder, Colo. and has offices in Boston and the United Kingdom. For more information, visit www.planetcad.com, or call (888) 319-0871.

Statements made in this news release that are not historical facts may be forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. A description of risks and uncertainties attendant to PlanetCAD Inc. and its industry, and other factors which could affect PlanetCAD's financial results, are included in PlanetCAD's Securities and Exchange Commission filings, including, but not limited to, PlanetCAD's annual report on Form 10-KSB for the year ended December 31, 1999.

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PlanetCAD, 3Dshare.com, Bits2Parts, and PlanetCAD Connect are trademarks of
PlanetCAD Inc. Prescient QA is a registered trademark of PlanetCAD Inc. IntraVISION is a registered trademark of Spatial Corp. All other products are trademarks of their respective owners.

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Contact:

     PlanetCAD
     Rachael Dalton-Taggart, PR Director, 303/544-2986 rachael.taggart@planetcad.com
      or
     PlanetCAD Public Relations
     Matt Otepka, Metzger Associates, 303/786-7000 matt@metzger.com
      or
     PlanetCAD UK Public Relations
     David Allen, Practical PR, 44 (0) 207-328-1991 practicalpr@cix.co.uk
      or
     PlanetCAD Investor Relations
     Geoff High, Pfeiffer Public Relations, 303/393-7044 geoff@pfeifferpr.com